Exhibit 99.1

Applied Digital Solutions Reports Fourth Quarter and 2004 Year End Financial Results
Tuesday March 8, 4:00 pm ET

DELRAY BEACH, Fla.--(BUSINESS WIRE)--March 8, 2005--Applied Digital (NASDAQ: ADSX - News)

•	Fourth Quarter Revenue Increases 27%;

•	Year-End Operating Results Demonstrate Substantial Improvement;

•	$30.8 Million in Consolidated Cash at Year End;

•	Clearance of VeriChip by FDA Paves Way for Future Growth

Applied Digital (NASDAQ: ADSX - News), a provider of Security Through Innovation(TM), today released financial results for the fourth quarter and year ended December 31, 2004. The Company’s consolidated financial results include the balance sheets, operating results and cash flows of its majority-owned subsidiaries, Digital Angel Corporation (AMEX: DOC - News) and InfoTech USA, Inc. (OTC: IFTH - News).

Fourth quarter revenue from continuing operations was $31.4 million, representing a 27% increase compared with the $24.7 million for the year-earlier period. For the three-months ended December 31, 2004, the Company reported a loss from continuing operations of $13.2 million, or $(0.24) per basic share, a 43% reduction from a loss from continuing operations of $23.3 million, or $(0.59) per basic share for the three-months ended December 31, 2003. The loss from continuing operations for the fourth quarter of 2004 included a charge of approximately $8.9 million attributable to Applied Digital’s 14% decrease in ownership of Digital Angel Corporation. The Company also recorded a non-cash charge of approximately $2.6 million as a result of the quarter-to-quarter revaluation of certain of the Company’s warrants, which are exercisable into shares of the Digital Angel common stock owned by the Company. Excluding these non-cash charges for the three months ended December 31, 2004, the Company’s loss from continuing operations was $1.7 million. The loss from continuing operations in the fourth quarter of 2003 included approximately $8.7 million of non-cash charges in connection with the early redemption of debentures, approximately $5.9 million in charges attributable to capital transactions of Digital Angel and $2 million in non-cash interest expense relating to the revaluation of the warrants. Excluding these non-cash charges for the three months ended December 31, 2003, the Company’s loss from continuing operations was $6.7 million.

Despite the decrease in the Company’s ownership percentage of Digital Angel Corporation to approximately 54.5%, during the fourth quarter, the market value of Applied Digital’s investment in Digital Angel Corporation increased from $66.7 million at September 30, 2004, to $182.8 million at December 31, 2004. The market value of the Company’s investment in Digital Angel fluctuates as a result of changes in Digital Angel Corporation’s stock price. Revenue from continuing operations for the full year 2004 was $112.0 million, a 20.4% increase from the $93.0 million recorded in 2003.

For 2004, the Company reported a loss from continuing operations of $18.8 million, or $(0.37) per basic share, compared to income from continuing operations of $6.0 million, or $0.17 per basic share for 2003. Excluding the full-year effect of the loss attributable to capital transactions of Digital Angel of $9.1 million and the $1.4 million non-cash interest expense from the revaluation of warrants, the loss from continuing operations for 2004 was $8.3 million. Excluding the effect of a gain on the extinguishment of debt of approximately $70.1 million in 2003, approximately $8.7 million of non-cash charges in connection with the early redemption of debentures, the loss attributable to capital transactions of Digital Angel of approximately $6.8 million and non-cash interest expense of $2.0 million relating to the revaluation of warrants, the loss from continuing operations for 2003 was $46.6 million.

“2004 was an important year for Applied Digital as it marked a turnaround for the Company,” said Scott R. Silverman, Applied Digital’s Chairman and CEO. “In less than two years, we have gone from a company that was basically insolvent to one with a strong balance sheet and an FDA-cleared medical device. Due to growth in most business units and the success of the new management team at Digital Angel, we were able to generate strong revenue growth. We also increased our marketing initiatives during the fourth quarter to increase awareness of VeriChip in the medical community. These initiatives have already begun to pay off, as we are experiencing increased interest in the VeriChip concept by key opinion leaders, medical distributors and hospitals.”

Some of the highlights of 2004 included:

•	Consolidated Revenue Growth of 20%.

•
Improved Balance Sheet. The Company ended 2004 with $30.8 million in consolidated cash and $4.3 million in debt. Working capital at year-end improved to $21 million, versus a working capital deficiency of $11 million in the year-earlier period.

•	Approval of VeriChip by FDA. In October 2004, the FDA cleared the Company’s VeriChip product for medical applications.

•
Distribution Agreement for VeriChip. In November 2004, Applied Digital’s wholly-owned subsidiary, VeriChip Corporation, entered into a two-year distribution agreement for FDA-compliant VeriChip products with Henry Schein, a major supplier to health care professionals.

•
Renewal of Key Supply and Distribution Agreement. Digital Angel signed a ten-year exclusive product supply and distribution agreement with Schering-Plough Animal Health Corporation. The new agreement provides that Schering-Plough will continue to be the exclusive distributor of Digital Angel’s electronic identification products (microchips and scanners) for companion pets throughout the United States.

In addition, during the first two months of 2005:

•
Applied Digital entered into a definitive agreement to acquire eXI Wireless, Inc. This deal is expected to further the distribution of VeriChip. eXI has developed and markets patient wandering, infant protection and asset tracking/location systems combining automated RFID identification and real-time location technologies.

•	Digital Angel acquired DSD Holdings A/S. DSD manufactures and markets visual and electronic radio frequency identification (RFID) tags for livestock.

•
The Company entered into an agreement with its first hospital to adopt the VeriChip Reader. Beth Israel Deaconess Medical Center, a Harvard Medical School affiliate, will install a VeriChip(TM) System in the Emergency Department of the Beth Israel Deaconess Medical Center for clinical use.

“We have taken important steps to position VeriChip for the future,” said Mr. Silverman. “The signing of Henry Schein, one of the largest physician supply distributors in the country, as well as entering into an agreement with the first hospital to use our VeriChip reader are significant events on our path to gain widespread adoption for VeriChip. We remain highly focused on attracting leading distributors and hospitals with the goal of making VeriChip the standard for electronic medical records in the healthcare industry.”

The Company will host a conference call to discuss these results today at 4:30 pm. Mr. Silverman, Michael Krawitz, Executive Vice President and General Counsel and Evan McKeown, Chief Financial Officer will host the call. Interested participants should call (800) 472-8309 when calling from the United States or (706) 643-9561 when calling internationally. Please reference Conference I.D. Number 4529753. There will be a playback available until midnight, April 8, 2005. To listen to the playback, please call (800) 642-1687 when calling within the United States or (706) 645-9291 when calling internationally. Please use pass code 4529753 for the replay. This call is being webcast and can be accessed at Applied Digital’s Web site at www.adsx.com until April 8, 2005. The conference call can be found under the subheadings, “Investor Relations” and then “Audio Archives.”

This press release includes one or more non-GAAP financial measures within the meaning of Regulation G. With respect to each non-GAAP financial measure, the Company has disclosed the most directly comparable financial measure calculated and presented in accordance with GAAP and a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure. The non-GAAP financial measures were presented in this press release because the Company’s management believes that the non-GAAP financial results are meaningful to investors because they provide a consistent comparison of prior period results.

About Applied Digital

Applied Digital develops innovative security products for consumer, commercial, and government sectors worldwide. The Company’s unique and often proprietary products provide security for people, animals, the food supply, government/military arena, and commercial assets. Included in this diversified product line are RFID applications, end-to-end food safety systems, GPS/Satellite communications, and telecomm and security infrastructure, positioning Applied Digital as the leader of Security Through Innovation. Applied Digital is the owner of a majority position in Digital Angel Corporation (AMEX: DOC - News). Statements about the Company’s future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company’s actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

           APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES
               CONSOLIDATED BALANCE SHEETS DATA SCHEDULE
                   (In thousands, except par value)

                     ASSETS                           December 31,
                                                  --------------------
                                                      2004      2003
                                                  --------------------
CURRENT ASSETS
  Cash and cash equivalents                       $  30,839 $  10,161
  Restricted cash                                       327       765
  Accounts receivable and unbilled receivables
   (net of allowance for doubtful accounts of
   $810 in 2004 and $842 in 2003)                    16,553    14,078
  Inventories                                         8,115     9,444
  Notes receivable                                      621     1,658
  Other current assets                                2,237     2,760
----------------------------------------------------------------------
TOTAL CURRENT ASSETS                                 58,692    38,866

PROPERTY AND EQUIPMENT, NET                           7,864     8,228

NOTES RECEIVABLE, NET                                   263       504

GOODWILL, NET                                        68,194    63,331

OTHER ASSETS, NET                                     5,175     1,002
----------------------------------------------------------------------
                                                  $ 140,188 $ 111,931
======================================================================

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Notes payable and current maturities of long-
   term debt                                      $   2,044 $   5,226
  Accounts payable                                    9,318    13,639
  Other accrued expenses                             20,811    22,717
  Net liabilities of discontinued operations          5,495     8,294
----------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                            37,668    49,876

LONG-TERM DEBT AND NOTES PAYABLE                      2,288     2,860
OTHER LONG-TERM LIABILITIES                           5,075     3,430
----------------------------------------------------------------------

TOTAL LIABILITIES                                    45,031    56,166
----------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES
----------------------------------------------------------------------
MINORITY INTEREST                                    54,313    23,029
----------------------------------------------------------------------

STOCKHOLDERS' EQUITY

  Preferred shares: Authorized 5,000 shares in
   2004 and 2003 of $10 par value; special voting,
   no shares issued or outstanding in 2004 and
   2003, Class B voting, no shares issued or
   outstanding in 2004 and 2003                          --        --
  Common shares: Authorized 125,000 shares in 2004
   and 560,000 shares in 2003, of $.01 par value;
   56,541 shares issued and 56,441 shares
   outstanding in 2004 and 41,220 shares issued
   and 41,126 shares outstanding in 2003                565       412
  Additional paid-in-capital                        471,271   443,099
  Accumulated deficit                              (431,222) (413,923)
  Common stock warrants                               2,882     5,650
  Treasury stock (carried at cost, 100 shares in
   2004 and 94 shares in 2003)                       (1,777)   (1,777)
  Accumulated other comprehensive income                402       206
  Notes received for shares issued                   (1,277)     (931)
----------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                           40,844    32,736
----------------------------------------------------------------------

                                                  $ 140,188 $ 111,931
======================================================================

           APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS DATA SCHEDULE
                 (In thousands, except per share data)

                                             For the Years Ended
                                                 December 31,
                                        ------------------------------
                                             2004      2003      2002
                                        ------------------------------
Product Revenue                         $  96,755 $  77,774 $  80,390
Service Revenue                            15,244    15,213    18,095
----------------------------------------------------------------------
Total Revenue                             111,999    92,987    98,485
Cost of Products Sold                      71,851    59,538    58,969
Cost of Services Sold                       7,365     5,354     8,500
----------------------------------------------------------------------
Gross Profit                               32,783    28,095    31,016
Selling, General and Administrative
 Expense                                   36,335    55,880    65,681
Research and Development Expense            3,795     6,255     4,130
Depreciation and Amortization               1,908     1,262     3,520
Asset Impairment                               --     2,456    38,657
----------------------------------------------------------------------
Operating Loss                             (9,255)  (37,758)  (80,972)

(Loss) Gain on Sales of Subsidiaries
 and Business Assets                           --      (330)      132
Gain on Extinguishment of Debt                 --    70,064        --
Interest and Other Income                   1,896       919     2,340
Interest Expense                           (2,860)  (22,587)  (17,477)
----------------------------------------------------------------------
(Loss) Income from Continuing
 Operations before Provision for Income
 Taxes, Minority Interest, Losses
 Attributable to Capital
 Transactions of Subsidiary and Equity
 in Net Loss of Affiliate                 (10,219)   10,308   (95,977)

Provision for Income Taxes                    (77)   (1,702)     (326)
----------------------------------------------------------------------
(Loss) Income from Continuing
 Operations before Minority Interest,
 Losses Attributable to Capital
 Transactions of Subsidiary and
 Equity in Net Loss of Affiliate          (10,296)    8,606   (96,303)
Minority Interest                             655     4,132    11,579
Net Gain (Loss) on Capital Transactions
 of Subsidiary                             11,090      (244)   (2,437)
Loss Attributable to Changes in
 Minority Interest as a Result of
 Capital Transactions of Subsidiary       (20,203)   (6,535)   (2,048)
Equity in Net Loss of Affiliate                --        --      (291)
----------------------------------------------------------------------
(Loss) Income from Continuing
 Operations                               (18,754)    5,959   (89,500)
Loss from Discontinued Operations,
 Net of Income Taxes of $0                   (730)   (2,434)  (24,405)
Change in Estimate on Loss on Disposal
 and Operating Losses During the Phase
 out Period                                 2,185      (382)    1,420
----------------------------------------------------------------------
Net (Loss) Income                       $ (17,299)$   3,143 $(112,485)
======================================================================
(Loss) Earnings Per Common Share -
 Basic
 (Loss) Income from Continuing
  Operations                            $   (0.37)$    0.17 $   (3.33)
 Income (Loss) from Discontinued
  Operations                                 0.03    (0.08)    (0.85)
----------------------------------------------------------------------

Net (Loss) Income Per Common Share -
 Basic                                  $   (0.34)$    0.09 $   (4.18)
======================================================================
(Loss) Earnings Per Common Share -
 Diluted
 (Loss) Income from Continuing
  Operations                            $   (0.37)$    0.16 $   (3.33)
 Income (Loss) from Discontinued
  Operations                                 0.03    (0.08)    (0.85)
----------------------------------------------------------------------

Net (Loss) Income Per Common Share -
 Diluted                                $   (0.34)$    0.08 $   (4.18)
======================================================================

Weighted Average Number of Common
 Shares Outstanding - Basic                51,291    36,178    26,923

Weighted Average Number of Common
 Shares Outstanding - Diluted              51,291    37,299    26,923
======================================================================

___________________________
Contact:
     CEOcast, Inc. for Applied Digital
     Ken Sgro, 212-732-4300
     kensgro@ceocast.com